CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 27, 2026, relating to the financial statements and financial highlights of Income Equity Fund, a series of Northern Funds, appearing in Form N-CSR of Northern Funds for the year ended March 31, 2026, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Information Statement/Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

September 24, 2026